Exhibit 10.2

CONSENT AND JOINDER

TO

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This Consent and Joinder to Amended and Restated Pledge and Security Agreement (this “Consent and Joinder”) is entered into as of April 26, 2019 (the “Effective Date”), by and among Jon R. Sabes and Steven F. Sabes (collectively, the “Individual Grantors”), Beneficient Capital Company, L.L.C., a Delaware limited liability company (“BCC”), AltiVerse Capital Markets, L.L.C., a Delaware limited liability company (“AltiVerse”), and Bank of Utah, solely in its capacities as indenture trustee under the Indenture (as defined below) and collateral trustee under the Security Agreement (as defined below) (the “Trustee”), for the benefit of the holders of L Bonds issued by GWG Holdings, Inc., a Delaware corporation (“Holdings”) under the Indenture and guaranteed by GWG Life, LLC, a Delaware limited liability company (“GWG Life,” and referred to collectively with Holdings as the “Entity Grantors”).

I N T R O D U C T I O N

A. The Entity Grantors and the Trustee are parties to that certain Amended and Restated Indenture, dated as of October 23, 2017, subsequently amended on March 27, 2018 and supplemented by a Supplemental Indenture dated as of August 10, 2018 (as so amended and supplemented, and as it may be amended or supplemented from time to time hereafter, the “Indenture”). The Indenture contemplates and permits the grant of collateral security for certain debt securities of Holdings that may from time to time be issued thereunder and, as of the date hereof, the only classes of debt securities issued under the Indenture are denominated as “L Bonds” and “Seller Trust L Bonds.” The grant of such collateral security was accomplished pursuant to the Indenture and an Amended and Restated Pledge and Security Agreement by and among the parties, dated as of October 23, 2017, (as so amended, the “Security Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Agreement.

B. To date, the L Bonds have been publicly offered and sold under several registration statements declared effective by the U.S. Securities and Exchange Commission. Holdings may in the future file additional registration statements to continue publicly offering and selling L Bonds, and to renew then-outstanding L Bonds.

C. The Trustee serves as indenture trustee under the Indenture and as collateral trustee under the Security Agreement for the benefit of the holders of L Bonds issued under the Indenture.

D. On the date hereof, the Individual Grantors, collectively, beneficially own 3,952,155 shares of common stock of the Holdings (such shares, the “Individual Grantor Shares”), which Individual Grantor Shares serve as Equity Collateral and Pledged Securities under the Security Agreement.

E. On April 15, 2019, the Individual Grantors entered into a Purchase and Contribution Agreement with Beneficient, AltiVerse and Sabes AV Holdings, LLC, a Delaware limited liability company (“Sabes AV”), among others (the “Purchase Agreement”), pursuant to which, among other things, (i) the Individual Grantors have agreed to contribute all of the Individual Grantor Shares to Sabes AV, (ii) Sabes AV has agreed to sell, assign, convey, transfer and deliver (A) 2,500,000 of the Individual Grantor Shares to BCC, and (B) 1,452,155 of the Individual Grantor Shares to AltiVerse. Collectively, the contributions, sales and transfers of Individual Grantor Shares contemplated by the Purchase Agreement are referred to herein as the “Equity Collateral Transfers.”

F. Pursuant to the terms and conditions of the Security Agreement, including Section 5.1.5 thereof, the Individual Grantors are prohibited from selling or otherwise disposing of the Equity Collateral outside the ordinary course of business unless consented to by the Trustee, with such consent not to be unreasonably withheld.

G. The Trustee is willing to consent to the Equity Collateral Transfers; provided that, inter alia, that the Individual Grantors assign their rights and delegate their obligations under the Security Agreement to BCC and AltiVerse (together, the “Joining Grantors”), and that the Joining Grantors assume such delegated obligations and become substitute Individual Grantors under the Security Agreement, pursuant to this Consent and Joinder.

A G R E E M E N T

Now Therefore, the Joining Grantors, the Trustee and the other parties to this Consent and Joinder hereby agree as follows:

1. Consent to Equity Collateral Transfers. The Individual Grantors hereby represent and warrant to the Trustee that the Individual Grantors, among others, have entered into the Purchase Agreement. The Individual Grantors further represent and warrant to the Trustee that a true and complete copy of the Purchase Agreement is attached to this Consent and Joinder as Exhibit “A.” The Trustee hereby consents (a) to the Equity Collateral Transfers, and (b) to the delegation to the Joining Grantors of the Individual Grantors’ obligations under the Security Agreement (as contemplated by Section 2(e) below), in each case provided that each of the Conditions Precedent to Effectiveness set forth in Section 4 hereof shall be satisfied, all as determined by the Trustee in its sole reasonable discretion.

2. Joinder; Pledge. Effective as of the Effective Date, the Joining Grantors each hereby:

(a) acknowledges that it has received and reviewed copies of the Indenture and the Security Agreement and the other Loan Documents;

(b) irrevocably, absolutely and unconditionally joins and becomes a party to the Security Agreement as an “Individual Grantor” thereunder and agrees to be bound by all the terms, conditions, covenants, obligations, liabilities and undertakings of the Individual Grantors therein or to which the Individual Grantors are subject thereunder, all with the same force and effect as if such Joining Grantor were a signatory to the Security Agreement;

(c) agrees to be bound by all representations, warranties, covenants, agreements, liabilities and acknowledgments of an Individual Grantor under the Security Agreement, with the same force and effect as if it was a signatory to the Security Agreement and was expressly named as an Individual Grantor;

(d) pledges the Equity Collateral to the Trustee, on behalf of and for the benefit of the Holders, to secure the prompt and complete payment and performance of the Secured Obligations;

(e) assumes and agrees to perform all applicable duties and obligations as an Individual Grantor under the Security Agreement, and the Trustee consents to the delegation of such obligations to, and the assumption of such obligations by, such Joining Grantor; and

(f) irrevocably authorizes the Trustee at any time and from time to time to take action deemed by the Trustee to be necessary or appropriate for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by it hereunder in the Pledged Securities.

3. Additional Representations of Joining Grantors. In addition to the representations and warranties of the Individual Grantors under the Security Agreement, each Joining Grantor also represents and warrants to the Trustee that (a) it has the power and authority, and the legal right, to make, deliver and perform this Consent and Joinder and has taken all necessary action to authorize the execution, delivery and performance of this Consent and Joinder, (b) no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained, made or completed is required in connection with the execution, delivery and performance, validity or enforceability of this Consent and Joinder, (c) this Consent and Joinder has been duly executed and delivered on behalf of the Joining Grantor, and (d) this Consent and Joinder constitutes a legal, valid and binding obligation of the Joining Grantor enforceable against such Joining Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4. Conditions Precedent to Effectiveness. This Consent and Joinder shall not be effective until each of the following conditions precedent has been fulfilled:

(a) This Consent and Joinder shall have been duly executed and delivered by the respective parties hereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Trustee;

(b) All action on the part of the Joining Grantors necessary for the valid execution, delivery and performance by the Joining Grantors of this Consent and Joinder shall have been duly and effectively taken and evidence thereof satisfactory to the Trustee shall have been provided to the Trustee; and

(c) The Trustee shall have received a certificate, executed by the Individual Grantors and the Joining Grantors, certifying that the Equity Collateral Transfers shall have been consummated in accordance with the provisions of the Purchase Agreement.

5. Additional Documents. Each Individual Grantor and Joining Grantor agrees without additional consideration to execute and deliver to the Trustee any and all additional forms of assignment and other instruments and documents that may be necessary or desirable to transfer or evidence the assignment and delegation of rights and obligations under the Security Agreement, and the assumption of such obligations by, the Joining Grantors.

6. Severability. Any provision in this Consent and Joinder that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Consent and Joinder are declared to be severable.

7. Counterparts. This Consent and Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Consent and Joinder by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Consent and Joinder.

8. Delivery. Each Joining Grantor hereby irrevocably waives notice of acceptance of this Consent and Joinder and acknowledges that the Secured Obligations are incurred, and credit extensions under the Indenture made and maintained, in reliance on this Consent and Joinder and the Joining Grantor’s joinder as a party to the Security Agreement as herein provided.

9. Governing Law; Venue; Waiver of Jury Trial. This Consent and Waiver and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Consent and Waiverand the transactions contemplated hereby shall be governed by and construed in accordance with the laws of Delaware without regard to its conflicts-of-law provisions. The provisions of Section 10.14 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

* * * * * * *

In Witness Whereof, each of the Grantors and the Trustee have executed this Amended and Restated Pledge and Security Agreement as of the date first above written.

INDIVIDUAL GRANTORS:	/s/ Jon R. Sabes
Jon R. Sabes

/s/ Steven S. Sabes
Steven S. Sabes

JOINING GRANTORS:	Beneficient Capital Company, L.L.C.

	By:	/s/ Jeffrey S. Hinkle
	Name:	Jeffrey S. Hinkle
	Title:	Chief Administrative Officer

AltiVerse Capital Markets, L.L.C. Hicks Holdings Operating LLC, its Manager

	By:	/s/ Britton Brown
	Name:	Britton Brown
	Title:	Executive Vice President

TRUSTEE:	Bank of Utah, Solely in its Capacity as Trustee

	By:	/s/ John Thomas
	Name:	John Thomas
	Title:	Vice President

ACKNOWLEDGED BY
THE ENTITY GRANTORS:	GWG Holdings, Inc.

	By:	/s/ William Acheson
	Name:	William Acheson
	Title:	Chief Financial Officer

GWG Life, LLC

	By:	/s/ William Acheson
	Name:	William Acheson
	Title:	Chief Financial Officer

Signature Page – Consent and Joinder to

Amended and Restated Pledge and Security Agreement

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